Exhibit 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Arvinas, Inc. is filed on behalf of each of us.

Dated: February 13, 2020

Nextech V Oncology, S.C.S., SICAV-SIF

By:	Nextech V GP S.à r.l.
Its:	General Partner

By:	/s/ Dalia Bleyer
Dalia Bleyer , Managing Member

By:	/s/ James Pledger
James Pledger, Managing Member

Nextech V GP S.à r.l.

By:	/s/ Dalia Bleyer
Dalia Bleyer , Managing Member

By:	/s/ James Pledger
James Pledger, Managing Member

/s/ Dalia Bleyer
Dalia Bleyer

/s/ James Pledger
James Pledger

/s/ Thomas Lips
Thomas Lips